CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated May 1, 1997 accompanying the financial statements of Fidelity Defined Trusts, Series 1 as of May 1, 1997 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.
We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS".
 Deloitte & Touche LLP
New York, New York
May 1, 1997